Exhibit 99.1

Desktop Metal Announces Third Quarter 2023 Financial Results

November 9, 2023

●	Completed $100 million in cost reductions announced in June 2022 ahead of schedule
●	Revenue of $42.8 million compared to $47.1 million in the same quarter a year ago
●	GAAP gross margin of 4.5%; non-GAAP gross margin increased 190 basis points to 21.9%
●	Year-over-year improvements to non-GAAP gross margins, operating expenses, adjusted EBITDA, and operating cash flow in third quarter 2023 – with improvements expected to continue through year end
●	Cash, cash equivalents, and short-term investments closed third quarter 2023 at $108.2 million, a reduction of $19.4 million from the close of second quarter 2023 and the lowest period-over-period cash reduction since Q2 2022
●	Revising full year 2023 guidance to revenue of between $187 to $207 million, and adjusted EBITDA between $(70) to $(50) million, with expectation to achieve adjusted EBITDA breakeven in Q4 2023

BOSTON – Desktop Metal, Inc. (NYSE: DM), a global leader in Additive Manufacturing 2.0 technologies for mass production, today announced its financial results for the third quarter ended September 30, 2023.

“Revenue in the third quarter was disappointing for Desktop Metal and also for the entire additive manufacturing industry. However, while we are dissatisfied with our top-line performance, I am incredibly proud of the progress that Team DM has made in executing our $100 million of annualized cost reductions announced in June 2022,” said Ric Fulop, Founder and CEO of Desktop Metal. “Desktop Metal continues to take aggressive steps to ensure we have sufficient capital to navigate this challenging period. There are several strong, positive currents running through our results today, which adds to our confidence in the future of Desktop Metal as a profitable, high-growth leader in additive manufacturing.

“The entire Desktop Metal team is driving to profitability on the cash we have.”

Importantly, Fulop noted that recurring revenue in the first three quarters increased 34% to $49.2 million compared to the same three-quarter period a year ago. "Despite softer revenue in the third quarter, our recurring revenue streams continue to perform well, contributing to a positive shift in adjusted EBITDA and a path towards reaching breakeven in the fourth quarter of 2023.," Fulop noted.

Third Quarter 2023 and Recent Business Highlights:

Corporate

●	Continued execution of cost reduction plans with year-over-year improvements to non-GAAP gross margins, operating expenses, adjusted EBITDA, and operating cash flow in third quarter 2023
●	Desktop Metal agreement with Stratasys has been terminated; company remains focused on path to profitability – with improvements in non-GAAP gross margins, operating expenses, adjusted EBITDA, and operating cash flow expected to continue through year end

Product Performance

●	Pennsylvania-based FreeFORM Technologies placed orders for a DM Production System P-50 and a full fleet of metal binder jet systems, targeting metal part production in industrial, defense, medical, robotic, and consumer goods markets
●	Wisconsin-based DSB Technologies has adopted the complete X-Series metal binder jetting product lineup, including DM Live Sinter software
●	Launched the ETEC Pro XL, a cost-competitive premium DLP polymer printer that delivers extreme accuracy, resolution, and surface finish in a large build area with high throughput speeds
●	Launched Live Monitor™, a software application that provides useful real-time data from printing systems to improve efficiency and management of a single printing system or a full fleet
●	Desktop Health launched the PrintRoll™ rotating build platform for the 3D-Bioplotter®, a first-of-its-kind bioprinting tool to develop and manufacture tubular solutions for vascular, digestive, respiratory, and other channels of the body
●	Signed a commercial supply agreement for Flexcera™ dental resins to be offered on Carbon 3D hardware, demonstrating progress with monetizing the Company’s DLP intellectual property portfolio

Third Quarter 2023 Financial Highlights:

●	Revenue of $42.8 million, compared to $47.1 million in the third quarter of 2022 driven by lower product sales, a focus on sales of products with higher margins, and partially offset by increased services sales
●	GAAP gross margin of 4.5%; non-GAAP gross margin of 21.9%, an improvement of 190 basis points from third quarter 2022
●	GAAP net loss of $46.4 million, including $10.4 million amortization of acquired intangibles; non-GAAP net loss of $24.3 million
●	Adjusted EBITDA of $(20.5) million, an improvement of $7.7 million from third quarter 2022
●	Cash, cash equivalents, and short-term investments of $108.2 million as of September 30, 2023, down $19.4 million from the close of second quarter 2023

Financial Outlook:

●	Revising Revenue expectation to between $187 to $207 million for full year 2023
●	Revising Adjusted EBITDA expectation of between $(70) to $(50) million for full year 2023, with expectation to achieve Adjusted EBITDA breakeven before year end 2023

Desktop Metal has not provided a reconciliation of its Adjusted EBITDA outlook to net income because estimates of all of the reconciling items cannot be provided without unreasonable efforts. See “Non-GAAP Financial Information.”

Conference Call Information:

Desktop Metal will host a conference call on Thursday, November 9, 2023 to discuss third quarter 2023 results. Participants may access the call at 1-877-407-4018, international callers may use 1-201-689-8471, and request to join the Desktop Metal financial results conference call. A simultaneous webcast of the conference call and the accompanying summary presentation may be accessed online at the Events & Presentations section of ir.desktopmetal.com. A replay will be available shortly after the conclusion of the conference call at the same website.

About Desktop Metal:

Desktop Metal (NYSE:DM) is driving Additive Manufacturing 2.0, a new era of on-demand, digital mass production of industrial, medical, and consumer products. Our innovative 3D printers, materials, and software deliver the speed, cost, and part quality required for this transformation. We’re the original inventors and world leaders of the 3D printing methods we believe will empower this shift, binder jetting and digital light processing. Today, our systems print metal, polymer, sand and other ceramics, as well as foam and recycled wood. Manufacturers use our technology worldwide to save time and money, reduce waste, increase flexibility, and produce designs that solve the world’s toughest problems and enable once-impossible innovations. Learn more about Desktop Metal and our #TeamDM brands at www.desktopmetal.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. All statements other than statements of historical facts contained in these communications, including statements regarding Desktop Metal’s future results of operations and financial position, financial targets, business strategy, and plans and objectives for future operations, are forward-looking statements. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including but not limited to: risks associated with the integration of the business and operations of acquired businesses; Desktop Metals’ ability to realize the benefits from cost saving measures; supply and logistics disruptions, including shortages and delays. For more information about risks and uncertainties that may impact Desktop Metal’s business, financial condition, results of operations and prospects generally, please refer to Desktop Metal’s reports filed with the SEC, including without limitation the “Risk Factors” and/or other information included in the Form 10-Q filed with the SEC on August 3, 2023, and such other reports as Desktop Metal has filed or may file with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Desktop Metal, Inc. assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations:
(857) 504-1084
DesktopMetalIR@icrinc.com

Media Relations:

Sarah Webster

(313) 715-6988

sarahwebster@desktopmetal.com

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$107,432	$76,291
Current portion of restricted cash	841	4,510
Short-term investments	803	108,243
Accounts receivable	40,088	38,481
Inventory	107,196	91,736
Prepaid expenses and other current assets	24,987	16,325
Assets held for sale	—	830
Total current assets	281,347	336,416
Restricted cash, net of current portion	612	1,112
Property and equipment, net	38,387	56,271
Goodwill	108,651	112,955
Intangible assets, net	178,802	219,830
Other noncurrent assets	36,465	27,763
Total Assets	$644,264	$754,347
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$32,114	$25,105
Customer deposits	6,918	11,526
Current portion of lease liability	6,644	5,730
Accrued expenses and other current liabilities	27,899	26,723
Current portion of deferred revenue	17,015	13,719
Current portion of long-term debt	368	584
Total current liabilities	90,958	83,387
Long-term debt, net of current portion	120	311
Convertible notes	112,382	111,834
Lease liability, net of current portion	23,680	17,860
Deferred revenue, net of current portion	3,780	3,664
Deferred tax liability	4,693	8,430
Other noncurrent liabilities	3,077	1,359
Total liabilities	238,690	226,845
Commitments and Contingencies (Note 17)
Stockholders’ Equity
Preferred Stock, $0.0001 par value—authorized, 50,000,000 shares; no shares issued and outstanding at September 30, 2023 and December 31, 2022, respectively	—	—
Common Stock, $0.0001 par value—500,000,000 shares authorized; 323,658,575 and 318,235,106 shares issued at September 30, 2023 and December 31, 2022, respectively, 323,642,480 and 318,133,434 shares outstanding at September 30, 2023 and December 31, 2022, respectively	32	32
Additional paid-in capital	1,901,931	1,874,792
Accumulated deficit	(1,457,696)	(1,308,954)
Accumulated other comprehensive loss	(38,693)	(38,368)
Total Stockholders’ Equity	405,574	527,502
Total Liabilities and Stockholders’ Equity	$644,264	$754,347

See notes to condensed consolidated financial statements

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Revenues
Products	$37,502	$42,937	$121,597	$135,085
Services	5,248	4,149	15,755	13,381
Total revenues	42,750	47,086	137,352	148,466
Cost of sales
Products	37,175	43,639	119,290	130,454
Services	3,651	3,756	11,413	11,252
Total cost of sales	40,826	47,395	130,703	141,706
Gross profit (loss)	1,924	(309)	6,649	6,760
Operating expenses
Research and development	20,455	22,382	64,822	78,357
Sales and marketing	8,549	16,204	28,596	56,299
General and administrative	9,528	18,924	50,673	62,472
Impairment charges	6,062	—	6,062	—
Goodwill impairment	2,450	—	2,450	229,500
Total operating expenses	47,044	57,510	152,603	426,628
Loss from operations	(45,120)	(57,819)	(145,954)	(419,868)
Interest expense	(1,045)	(680)	(2,965)	(1,281)
Interest and other expense, net	(349)	(1,677)	(498)	(8,443)
Loss before income taxes	(46,514)	(60,176)	(149,417)	(429,592)
Income tax benefit (expense)	141	(598)	675	1,602
Net loss	$(46,373)	$(60,774)	$(148,742)	$(427,990)
Net loss per share—basic and diluted	$(0.14)	$(0.19)	$(0.46)	$(1.36)
Weighted average shares outstanding, basic and diluted	323,187,608	316,007,716	321,328,016	313,901,704

See notes to condensed consolidated financial statements.

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(UNAUDITED)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Net loss	$(46,373)	$(60,774)	$(148,742)	$(427,990)
Other comprehensive loss, net of taxes:
Unrealized gain (loss) on available-for-sale marketable securities, net	(211)	(389)	126	(418)
Foreign currency translation adjustment	(684)	(15,866)	(451)	(54,324)
Total comprehensive loss, net of taxes of $0	$(47,268)	$(77,029)	$(149,067)	$(482,732)

See notes to condensed consolidated financial statements.

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(UNAUDITED)

(in thousands, except share amounts)

	Three Months Ended September 30, 2023
					Accumulated
					Other
	Common Stock		Additional		Comprehensive	Total
	Voting		Paid-in	Accumulated	(Loss)	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—July 1, 2023	322,630,201	$32	$1,893,548	$(1,411,323)	$(37,798)	$444,459
Exercise of Common Stock options	37,935	—	46	—	—	46
Vesting of restricted Common Stock	9,779	—	—	—	—	—
Vesting of restricted stock units	986,925	—	—	—	—	—
Repurchase of shares for employee tax withholdings	(22,360)	—	(39)	—	—	(39)
Stock-based compensation expense	—	—	8,376	—	—	8,376
Net loss	—	—	—	(46,373)	—	(46,373)
Other comprehensive income (loss)	—	—	—	—	(895)	(895)
BALANCE—September 30, 2023	323,642,480	$32	$1,901,931	$(1,457,696)	$(38,693)	$405,574

	Nine Months Ended September 30, 2023
					Accumulated
					Other
	Common Stock		Additional		Comprehensive	Total
	Voting		Paid-in	Accumulated	(Loss)	Stockholders’
	Shares	Amount	Capital	Deficit	Income	Equity
BALANCE—January 1, 2023	318,133,434	$32	$1,874,792	$(1,308,954)	$(38,368)	$527,502
Exercise of Common Stock options	1,006,046	—	1,203	—	—	1,203
Vesting of restricted Common Stock	85,372	—	—	—	—	—
Vesting of restricted stock units	4,061,967	—	—	—	—	—
Repurchase of shares for employee tax withholdings	(89,132)	—	(147)	—	—	(147)
Issuance of Common Stock related to settlement of contingent consideration	444,793	—	797	—	—	797
Stock-based compensation expense	—	—	25,286	—	—	25,286
Net loss	—	—	—	(148,742)	—	(148,742)
Other comprehensive income (loss)	—	—	—	—	(325)	(325)
BALANCE—September 30, 2023	323,642,480	$32	$1,901,931	$(1,457,696)	$(38,693)	$405,574

See notes to condensed consolidated financial statements.

DESKTOP METAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(in thousands)

	Nine Months Ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(148,742)	$(427,990)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	40,322	38,294
Stock-based compensation	26,699	37,826
Goodwill impairment	2,450	229,500
Amortization (accretion) of discount on investments	(490)	(305)
Amortization of deferred costs on convertible notes	548	276
Provision for bad debt	640	1,038
Loss on disposal of property and equipment	501	209
Net increase (decrease) in accrued interest related to marketable securities	238	771
Net unrealized (gain) loss on equity investment	286	6,172
Net unrealized (gain) loss on other investments	—	745
Deferred tax benefit	(675)	(1,602)
Change in fair value of contingent consideration	—	(254)
Foreign currency transaction loss	392	1,202
Impairment charges	6,062	—
Changes in operating assets and liabilities:
Accounts receivable	(2,446)	3,166
Inventory	(16,052)	(31,195)
Prepaid expenses and other current assets	(8,716)	(969)
Other assets	2,425	1,196
Accounts payable	7,397	(2,959)
Accrued expenses and other current liabilities	1,009	(3,855)
Customer deposits	(4,542)	2,360
Deferred revenue	3,590	(1,589)
Change in right of use assets and lease liabilities, net	(4,456)	(2,850)
Other liabilities	1,706	24
Net cash used in operating activities	(91,854)	(150,789)
Cash flows from investing activities:
Purchases of property and equipment	(2,709)	(8,157)
Proceeds from other investment	—	3,155
Proceeds from sale of property and equipment	9,942	6
Purchase of marketable securities	(4,973)	(158,404)
Proceeds from sales and maturities of marketable securities	112,719	205,650
Proceeds from disposal of subsidiaries	4,089	—
Proceeds from capital grant	—	200
Cash paid for acquisitions, net of cash acquired	(500)	(23)
Net cash provided by investing activities	118,568	42,427
Cash flows from financing activities:
Proceeds from the exercise of stock options	1,203	3,036
Payment of taxes related to net share settlement upon vesting of restricted stock units	(147)	(230)
Repayment of loans	(337)	(421)
Proceeds from issuance of convertible notes	—	115,000
Costs incurred in connection with the issuance of convertible notes	—	(3,619)
Net cash provided by financing activities	719	113,766
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(461)	(1,491)
Net increase in cash, cash equivalents, and restricted cash	26,972	3,913
Cash, cash equivalents, and restricted cash at beginning of period	81,913	68,258
Cash, cash equivalents, and restricted cash at end of period	$108,885	$72,171

Supplemental disclosures of cash flow information

Reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total shown in the condensed consolidated statements of cash flows:

Cash and cash equivalents	$107,432	$66,987
Restricted cash included in other current assets	841	4,072
Restricted cash included in other noncurrent assets	612	1,112
Total cash, cash equivalents and restricted cash shown in the condensed consolidated statements of cash flows	$108,885	$72,171

Supplemental cash flow information:
Interest paid	$—	$—

Taxes paid	$—	$—

Non-cash investing and financing activities:
Net unrealized (gain) loss on investments	$(339)	$418
Common Stock issued for settlement of contingent consideration	$797	$500
Deferred contract costs	$—	$1,341
Additions to right of use assets and lease liabilities	$11,443	$10,742
Purchase of property and equipment included in accounts payable	$326	$1,507
Purchase of property and equipment included in accrued expense	$90	$—
Transfers from property and equipment to inventory	$1,647	$2,470
Transfers from inventory to property and equipment	$1,370	$3,475

See notes to condensed consolidated financial statements.

Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP operating expense, EBITDA and Adjusted EBITDA.

●	We define non-GAAP gross margin as GAAP gross margin excluding the effect of stock-based compensation, amortization of acquired intangible assets, restructuring, acquisition-related and integration costs, and inventory step-up adjustments
●	We define non-GAAP operating loss as GAAP operating loss excluding the effect of stock-based compensation, amortization of acquired intangible assets, restructuring, inventory step-up adjustments, and acquisition-related and integration costs
●	We define non-GAAP net loss as GAAP net loss excluding the effect of stock-based compensation, amortization of acquired intangible assets, restructuring, inventory step-up adjustments, acquisition-related and integration costs, and change in fair value of investments
●	We define non-GAAP operating expense as GAAP operating expense excluding the effect of stock-based compensation, amortization of acquired intangible assets, restructuring, and acquisition-related and integration costs including in operating expenses
●	We define EBITDA as GAAP net income (loss) excluding interest, income taxes, and depreciation and amortization expense
●	We define Adjusted EBITDA as EBITDA excluding change in fair value of investments, inventory step-up adjustments, stock-based compensation, restructuring, and acquisition-related and integration costs

In addition to Desktop Metal’s results determined in accordance with GAAP, Desktop Metal’s management uses this non-GAAP financial information to evaluate the Company’s ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial information, when taken collectively, may be helpful to investors in assessing Desktop Metal’s operating performance.

We believe that the use of Non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP operating expense, EBITDA and Adjusted EBITDA provides an additional tool for investors to use in evaluating ongoing operating results and trends because it eliminates the effect of financing, capital expenditures, and non-cash expenses such as stock-based compensation and warrants, and provides investors with a means to compare Desktop Metal’s financial measures with those of comparable companies, which may present similar non-GAAP financial measures to investors. However, investors should be aware that when evaluating non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP operating expense, EBITDA and Adjusted EBITDA, we may incur future expenses similar to those excluded when calculating these measures. In addition, our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. Our computation of these measures may not be comparable to other similarly titled measures computed by other companies because not all companies calculate these measures in the same fashion.

Because of these limitations, non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP operating expense, EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using non-GAAP gross margin, non-GAAP operating loss, non-GAAP net loss, non-GAAP operating expense, EBITDA and Adjusted EBITDA on a supplemental basis. Management uses, and investors should consider, our non-GAAP financial measures only in conjunction with our GAAP results. Desktop Metal has not provided a reconciliation of its Adjusted EBITDA outlook to net income because estimates of all of the reconciling items cannot be provided without unreasonable efforts.

Set forth below is a reconciliation of each non-GAAP financial measure used in this press release to its most directly comparable GAAP financial measure.

DESKTOP METAL, INC.

NON-GAAP RECONCILIATION TABLE

(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2023	2022	2023	2022
GAAP gross margin	$1,924	$(309)	$6,649	$6,760
Stock-based compensation included in cost of sales(1)	517	734	1,787	1,892
Amortization of acquired intangible assets included in cost of sales	6,889	5,877	20,744	17,817
Restructuring expense in cost of sales	16	3,085	3,221	3,126
Acquisition-related and integration costs included in cost of sales	—	—	913	1,148
Inventory step-up adjustment in cost of sales	—	—	—	1,496
Non-GAAP gross margin	$9,346	$9,387	$33,314	$32,239

GAAP operating loss	$(45,120)	$(57,819)	$(145,954)	$(419,868)
Stock-based compensation(2),(3)	7,683	12,040	26,699	41,170
Amortization of acquired intangible assets	10,398	9,069	31,297	28,522
Restructuring expense	142	3,085	6,610	5,086
Inventory step-up adjustment in cost of sales	—	—	—	1,496
Acquisition-related and integration costs(4)	(5,452)	1,476	3,313	6,633
Goodwill impairment	2,450	—	2,450	229,500
Impairment charges	6,062	—	6,062	—
Non-GAAP operating loss	$(23,837)	$(32,149)	$(69,523)	$(107,461)

GAAP net loss	$(46,373)	$(60,774)	$(148,742)	$(427,990)
Stock-based compensation(2),(3)	7,683	12,040	26,699	41,170
Amortization of acquired intangible assets	10,398	9,069	31,297	28,522
Restructuring expense	142	3,085	6,610	5,469
Inventory step-up adjustment in cost of sales	—	—	—	1,496
Acquisition-related and integration costs(4)	(5,452)	1,476	3,313	6,633
Goodwill impairment	2,450	—	2,450	229,500
Impairment charges	6,062	—	6,062	—
Change in fair value of investments	775	2,052	1,061	8,493
Non-GAAP net loss	$(24,315)	$(33,052)	$(71,250)	$(106,707)

(1) Includes $(0.1) million and $0.3 million of liability-award stock-based compensation expense for the three and nine months ended September 30, 2023, respectively. Includes $0.1 million and $0.2 million of liability-award stock-based compensation expense for the three and nine months ended September 30, 2022, respectively.

(2) Includes $(0.7) million and $2.2 million of liability-award stock-based compensation expense for the three and nine months ended September 30, 2023, respectively. Includes $1.2 million and $3.4 million of liability-award stock-based compensation expense for the three and nine months ended September 30, 2022, respectively.

(3) Includes $7.3 million of stock-based compensation expense associated with the restructuring initiative for the nine months ended September 30, 2022.

(4) For the three months ended September 30, 2023, the Company incurred an additional $4.3 million in merger expenses related to the Stratasys transaction and recognized a $10.0 million reduction in expenses as a result of the reimbursement from Stratasys. The net gain of $5.6 million is included in the adjustment for Acquisition-related and integration costs for the three months ended September 30, 2023. For the nine months ended September 30, 2023, we incurred $10.0 million in merger expenses related to the Stratasys transaction and recognized a $10.0 million reduction in expenses as a result of the reimbursement from Stratasys, with no net impact to the adjustment for Acquisition-related and integration costs for the nine months ended September 30, 2023.

DESKTOP METAL, INC.

NON-GAAP OPERATING EXPENSE RECONCILIATION TABLE

(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2023	2022	2023	2022
GAAP operating expenses	$47,044	$57,510	$152,603	$426,628
Stock-based compensation included in operating expenses(1),(2)	(7,166)	(11,306)	(24,912)	(39,278)
Amortization of acquired intangible assets included in operating expenses	(3,509)	(3,192)	(10,553)	(10,705)
Restructuring expense included in operating expenses	(126)	—	(3,389)	(1,960)
Acquisition-related and integration costs included in operating expenses(3)	5,452	(1,476)	(2,400)	(5,485)
Goodwill impairment	(2,450)	—	(2,450)	(229,500)
Impairment charges	(6,062)	—	(6,062)	—
Non-GAAP operating expenses	$33,183	$41,536	$102,837	$139,700

(1) Includes $(0.6) million and $1.9 million of liability-award stock-based compensation expense for the three and nine months ended September 30, 2023, respectively. Includes $1.1 million and $3.2 million of liability-award stock-based compensation expense for the three and nine months ended September 30, 2022, respectively.

(2) Includes $7.3 million of stock-based compensation expense associated with the Initiative for the nine months ended September 30, 2022.

(3) For the three months ended September 30, 2023, the Company incurred an additional $4.3 million in merger expenses related to the Stratasys transaction and recognized a $10.0 million reduction in expenses as a result of the reimbursement from Stratasys. The net gain of $5.6 million is included in the adjustment for Acquisition-related and integration costs for the three months ended September 30, 2023. For the nine months ended September 30, 2023, we incurred $10.0 million in merger expenses related to the Stratasys transaction and recognized a $10.0 million reduction in expenses as a result of the reimbursement from Stratasys, with no net impact to the adjustment for Acquisition-related and integration costs for the nine months ended September 30, 2023.

DESKTOP METAL, INC.

NON-GAAP ADJUSTED EBITDA RECONCILIATION TABLE

(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2023	2022	2023	2022
Net loss attributable to common stockholders	$(46,373)	$(60,774)	$(148,742)	$(427,990)
Interest (income) expense, net	1,045	680	2,965	1,281
Income tax expense (benefit)	(141)	598	(675)	(1,602)
Depreciation and amortization	13,357	12,692	40,322	38,294
EBITDA	(32,112)	(46,804)	(106,130)	(390,017)
Change in fair value of investments	775	2,052	1,061	8,493
Inventory step-up adjustment	—	—	—	1,496
Stock-based compensation expense(1),(2)	7,683	12,040	26,699	41,170
Restructuring expense	142	3,085	6,610	5,469
Goodwill impairment	2,450	—	2,450	229,500
Impairment charges	6,062	—	6,062	—
Acquisition-related and integration costs(3)	(5,452)	1,476	3,313	6,633
Adjusted EBITDA	$(20,452)	$(28,151)	$(59,935)	$(97,256)

(1) Includes $7.3 million of stock-based compensation expense associated with the Initiative for the nine months ended September 30, 2022.

(2) Includes $(0.7) million and $2.2 million of liability-award stock-based compensation expense for the three and nine months ended September 30, 2023, respectively. Includes $1.2 million and $3.4 million of liability-award stock-based compensation expense for the three and nine months ended September 30, 2022, respectively.

(3) For the three months ended September 30, 2023, the Company incurred an additional $4.3 million in merger expenses related to the Stratasys transaction and recognized a $10.0 million reduction in expenses as a result of the reimbursement from Stratasys. The net gain of $5.6 million is included in the adjustment for Acquisition-related and integration costs for the three months ended September 30, 2023. For the nine months ended September 30, 2023, we incurred $10.0 million in merger expenses related to the Stratasys transaction and recognized a $10.0 million reduction in expenses as a result of the reimbursement from Stratasys, with no net impact to the adjustment for Acquisition-related and integration costs for the nine months ended September 30, 2023.